UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2007
Harris Interactive Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Corporate Woods, Rochester , New York		14623

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 585-272-8400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 — Entry into a Material Definitive Agreement
Item 2.03 — Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1
EX-10.2

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
On July 23, 2007, Harris Interactive Inc. (the “Company”) entered into amendments to its Credit Agreement with JPMorgan Chase Bank, N.A. for a Line of Credit (the “Credit Facility”) and the related Line of Credit Note (the “Note”) dated as of July 2, 2007. The amendments resulted in an increase in the Credit Facility from $25.0 million to $37.0 million. All other terms and conditions of the Credit Facility and Note remain unchanged. A copy of these amendments to the Credit Agreement and Note are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. Copies of previous amendments to the Credit Agreement and Note were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed on April 9, 2007. Copies of the Credit Agreement and Note were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed on August 21, 2006.
Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Amendment to Credit Agreement by and between the Company and JPMorgan Chase Bank, N.A., dated as of July 2, 2007

Exhibit 10.2	Amendment to Line of Credit Note by and between the Company and JPMorgan Chase Bank, N.A., dated as of July 2, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.
July 27, 2007	By:	/s/ Ronald E. Salluzzo
		Name:	Ronald E. Salluzzo
		Title:	Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 10.1	Amendment to Credit Agreement by and between the Company and JPMorgan Chase Bank, N.A., dated as of July 2, 2007

Exhibit 10.2	Amendment to Line of Credit Note by and between the Company and JPMorgan Chase Bank, N.A., dated as of July 2, 2007